Exhibit 4.1

Incorporated under the Companies Acts, 1963 to 2006 – Registered Number 443434

Please check that your name and address

details on the attached certificate are correct.

If there is any error in your name, please

return this certificate to the Company’s

Registrar, Computershare Investor Services

(Ireland) Ltd, P.O. Box 954, Heron House,

Corrig Road. Sandyford Industrial Estate,

Dublin 18 with a covering letter.

To notify the Company’s Registrar of a change to your address please complete the change of address form overleaf and then detach this counterfoil.

Incorporated under the Companies Acts, 1963 to 2006 – Registered Number 443434

CERTIFICATE NO.	NUMBER OF SHARES

This is to certify that

is/are the Registered Holder(s) of

fully paid Ordinary Shares of €0.01 each in Merrion Pharmaceuticals plc subject to the Memorandum and Articles of Association of the Company.

GIVEN under the Securities Seal of the Company

NO TRANSFER OF ANY THE ABOVE SHARES CAN BE REGISTERED UNLESS ACCOMPANIED BY THIS CERTIFICATE.

Transfer Office: Computershare Investor Services (Ireland) Limited, P.O. Box 954, Dublin 18.

You can check your shareholding at www.computershare.com

Change of Address/Amended Details

If your name and address are not shown correctly on the attached share certificate, or if you change your address, please let us know by filling in the form below to show the correct details, sign it and return it to the Company’s Registrar, Computershare Investor Services (Ireland) Limited, P.O. Box 954, Dublin 18.

Please use BLOCK CAPITALS

Full Name(s)	New Address
________________________________________________	________________________________________________
Old Address	________________________________________________
________________________________________________	Postcode
(if any)
________________________________________________	Signature(s)
Postcode	Date
(if any)

DETACH THIS FORM BEFORE SENDING IT TO THE REGISTRAR. DO NOT RETURN YOUR SHARE CERTIFICATE WITH THIS FORM

CREST	Above this line for Registar’s Use
TRANSFER	Counter Location Stamp	Barcode or Reference
SDRN

Above this line for completion by the depositing system-user only
	Consideration Money €	Certificate(s) lodged with Registrar
(to be completed by Registrar)

Name of
Undertaking

Description of Security
	Amount of shares or other security in words	Figures

Please complete form in type or in
Block Capitals

Name(s) of	In the name(s) of	Designation (if any)
registered holder(s) should be given in full: the address should be given where there is only one holder.		Balance Certificate(s) Required
If the transfer is not made by the registered holder(s) insert also the name(s) and capacity
(e.g. executor(s) of the person(s) making the transfer).
	I/We hereby transfer the above secutiry out of the name(s) aforesaid into the name(s) of the system-member set out below and request that the necessary entries be made in the undertaking’s own register of members.	Stamp of depositing system-user
PLEASE SIGN HERE è	Signature(s) of Transferor(s)
1. ___________________________________
2. ___________________________________
3. ___________________________________
4. ___________________________________
	A body corporate should execute this transfer under its common seal or otherwise in accordance with applicable statutory requirements.	Date
Participant ID
Full name(s) of the person(s) to whom the security is transferred.
Member Account ID
Such person(s) must be a system- member.
Reference to the Registrar in this form means the registraror registration agent of the undertaking, not the Registrar of Companies at the Companies Registration Office.

CREST Co. Limited is delivering this transfer at the direction and on behalf of the depositing system-user whose stamp appears herin and does not in any manner or to any extent warrant or represent the validity, genuineness or correctness of the transfer instructions contained herein or the genuineness of the signature(s) of the transferor(s). The depositing system-user by delivering this transfer to CREST CO. Limited authorises CREST Co. Limited to deliver this transfer for registration and agrees to be deemed for all purposes to be the person(s) actually so delivering this transfer for registration.

This form should be used only for a transfer of a certificated unit of a security to a CREST member to be held by a CREST member in uncertificated form. It should not be used for conversion of a unit held by a CREST member into uncertificated form.

The CREST rules require that this form be used for the transfer of a unit of a certificated security to a CREST member to be held by that member in uncertificated form. Any such transfer on this form is exempt from stamp duty.